10

                                 LEASE AGREEMENT

                  THIS LEASE AGREEMENT is made this 9th day of September, 2002, by and between POT SPRING CENTER LIMITED PARTNERSHIP, whose address is P.O. Box 4127, Timonium, Maryland 21094, a Maryland limited partnership, hereinafter called "Landlord", and ELECTROGRAPH SYSTEMS, INC., whose address is 40 Marcus Boulevard, Huappauge, New York 11788, hereinafter called "Tenant".
                              W I T N E S S E T H :
                              ---------------------

                  THAT in consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, certain space in the building known as the Pot Spring Professional Center, 1818 Pot Spring Road, Suite 100, Lutherville, Maryland 21093, hereinafter called the "Building". The Building and other facilities related thereto are located on a parcel of land, hereinafter called the "Building Area". This Lease shall be for the term, upon the rents, and subject to the terms and conditions hereinafter set forth.

                  1.  LEASED PREMISES.

                  The portion of the Building leased hereunder is hereinafter referred to as the "Leased Premises" and contains approximately three thousand two hundred eighty (3,280) square feet of leasehold space, Suite 100, as shown on the architectural plans attached hereto as "Exhibit A" and made a part hereof. For the purposes of determining the square footage of the Leased Premises, leasehold space is calculated by measuring from the outside of any exterior walls of the Leased Premises to the center line of any partitions constructed which separate the Leased Premises from the remaining or adjacent premises of the Building.

                  2.  TENANT'S LEASEHOLD IMPROVEMENTS.

                  2.01. Alterations at Landlord's Expense. Landlord agrees to complete all improvements to the Leased Premises as shown on the architectural plans attached hereto as "Exhibit A" at Landlord's sole cost and expense, except that Tenant shall pay for the audio visual alarm device, the data cabling, and the cost of the carpet over and above $8.40 per square yard.

                  2.02. Alterations at Tenant's Expense. Upon completion of the improvements by Landlord in Section 2.01 above, Tenant agrees to accept the Leased Premises in an "AS IS" condition without calling upon Landlord to make any additional expenditures or to perform any other work for the preparation of the Leased Premises for its use. Landlord represents and warrants that all improvements and installations will be in good working condition. Tenant shall at its own cost and expense make any other alterations and installations in the Leased Premises required for Tenant's business (the "Leasehold Improvements"), using a contractor or contractors who shall have been approved in writing by Landlord, which consent shall not be unreasonably withheld. Tenant will comply at its own expense with all present and future governmental requirements arising out of, in connection with, or necessitated by the Leasehold Improvements.

                  2.03. Approval of Plans. Before commencing the construction or installation of any Leasehold Improvements, Tenant shall submit to Landlord or its agent for Landlord's written approval, which approval shall not be unreasonably withheld, the plans and specifications for the Leasehold Improvements. No work shall be commenced thereunder without such written approval and all work to be done by Tenant shall be performed in strict accordance with said approved plans and specifications without any deviation therefrom, unless first approved in writing by Landlord.

                  2.04.   Additional   Preconditions.   Before   commencing  any
Leasehold Improvement work, Tenant shall also comply with the following requirements:

     (a) Permits. Obtain all necessary consents, authorizations, and licenses from federal, state, and/or municipal authorities having jurisdiction over the work to be done and no Leasehold Improvements shall be commenced unless and until all such necessary consents, authorizations, and licenses shall have first been obtained by the Tenant and/or its contractor or other persons doing the Leasehold Improvement work on behalf of Tenant;

     (b) Contracts. Enter into a contract with its contractor and/or other persons responsible for constructing or installing the Leasehold Improvements, which contract shall provide, among other things, that said Leasehold Improvement work shall be done in a good, workmanlike manner in accordance with the plans and specifications previously approved and consents, authorizations, and licenses previously obtained and which contract shall provide that the contractor or other persons above referred to will look solely to Tenant for payment and will hold Landlord and the Leased Premises free from all liens and claims of all persons furnishing labor or materials therefor, or both, and will also provide that similar waivers of the right to file liens shall be obtained from any and all subcontractors or materialmen. A copy of said contract, together with a duly executed waiver of the right to file liens executed by the contractor or other persons above referred to, shall be furnished to Landlord. The contract shall further provide that all labor employed in construction or installing the Leasehold Improvements shall be such as, in the sole judgment of Landlord, not to be unreasonably withheld, shall cause no labor difficulty or other jurisdictional dispute with respect to any other workers or groups of workers then employed in or about the Building.

                  2.05. Indemnification. Tenant shall indemnify and save harmless Landlord against any and all bills for labor performed and equipment, fixtures, and material furnished to Tenant in connection with any Leasehold Improvements and against any and all liens, bills or claims therefor or against the Leased Premises and from and against all loss, damages, costs, expenses, suits, claims, and demands whatsoever. If Landlord shall incur any expense on account of Tenant's failure to pay any such liens, bills or claims, or on account of Tenant's failure to comply with any regulation, law, or order of any lawful authority, then any such reasonable expense so incurred by Landlord shall be deemed additional rent under this Lease, due and payable by Tenant to Landlord, along with accumulated interest thereon pursuant to Section 29 hereof, on the first day of the month immediately following the payment of the same by Landlord. Tenant or any contractor or contractors employed by Tenant or any other persons constructing or installing Leasehold Improvements shall be fully covered by workmen's compensation insurance and the certificate thereof shall be furnished to Landlord before commencement of any work by any such contractor or persons. Tenant covenants and agrees to indemnify and hold Landlord harmless from any and all claims for personal injury, death, or property damage occasioned during the progress or as a result of the construction or installation of any Leasehold Improvements.

                  2.06.  Intentionally Omitted.

                  3.  TERM.

                  The term of this Lease shall commence on December 1, 2002 and shall be for a period of five (5) years, expiring on November 30, 2007. After the execution of this Agreement, each of the parties hereto agrees, upon demand of the other, to execute a declaration in recordable form expressing the commencement and termination dates of the Lease Term.

                  4.  RENT.

                  Tenant hereby covenants and agrees to pay Landlord, without notice or demand and without setoff of any kind, as Rent all of the following:

                  4.01. Annual Rent. An annual rent (hereinafter referred to as "Annual Rent") which during the first year of the Initial Term shall be in the sum of FORTY-TWO THOUSAND SIX HUNDRED THIRTY-SIX DOLLARS ($42,636.00). Said amount shall be payable in equal monthly installments of THREE THOUSAND FIVE HUNDRED FIFTY-THREE DOLLARS ($3,553.00) in advance, on the first day of each full calendar month during the first year of the Lease term. The Annual Rent payable hereunder shall increase at the rate of three percent (3%) during each year of the Term of this Agreement. The rent for the first month of the term of the Lease shall be paid simultaneously upon the execution of this Lease.

                  4.02.  Additional Rent.
                         ---------------

                    4.02.1. Expense Adjustment. The Leased Premises constitutes approximately ten percent (10%) of the total leasable space within the Building. Tenant hereby covenants and agrees to pay Landlord as additional rent ten percent (10%), being Tenant's proportionate share, of the following:

                         (a) all taxes paid or incurred by Landlord  pursuant to
Section 9 below;

                         (b) all insurance premiums paid or incurred by Landlord
pursuant to Section 10 below.

                         (c)  all  Common  Areas  Expense  paid or  incurred  by
Landlord pursuant to Section 8 below.

                     4.02.2. A statement of the anticipated monthly expense adjustments for the period between the commencement of the term of this Agreement and the end of the current calendar year are attached as "Exhibit B" to this Agreement. Tenant shall pay these expense adjustments on a monthly basis, without notice or demand, concurrently with the payment of the Annual Rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof. The current expenses are estimated to be ONE AND 50/100 DOLLARS ($1.50) per square foot per annum, payable in equal monthly installments of FOUR HUNDRED TEN DOLLARS ($410.00). By March 1 of each year, Landlord shall endeavor to give Tenant a statement showing the total expense adjustments for the Building for the prior calendar year and Tenant's allocable share thereof, prorated from the commencement of rental. In the event the total of the monthly payments made by Tenant for the prior calendar year are less than the Tenant's actual share of such expense adjustments, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord and shall concurrently pay the difference in monthly payments made in the then calendar and the amount of monthly payments which are then calculated as monthly expense adjustments based on the prior year's experience. Any over-payment by Tenant shall be credited towards the monthly expense adjustments next coming due. The actual expense adjustments for the prior year shall be used for purposes of calculating the anticipated monthly expense adjustments for the then current year with actual determination of such expense adjustments after each calendar year as above provided; except that in any year in which resurfacing of parking or driveway facilities is contemplated Landlord shall be permitted to include the anticipated cost of same as part of the estimated monthly expense adjustments. Even though the term has expired and Tenant has vacated the Leased Premises, when the final determination is made of Tenant's share of said expense adjustments for the year in which this Agreement terminates, Tenant shall immediately pay any increase due over the estimated expense adjustments previously paid and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant. Failure of Landlord to submit statements as called for herein shall not be deemed to be a waiver of Tenant's requirement to pay sums as herein provided.

                    4.02.3 Other  Obligations as Additional Rent.  All  charges,
                           -------------------------------------
costs and expenses which the Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the Tenant's failure to pay such amounts, and all damages, costs and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Agreement, shall be deemed to be additional rent and, in the event of nonpayment by the Tenant, the Landlord shall have all rights and remedies with respect thereto as the Landlord has for the nonpayment of the Annual Rent.

                  4.03. Manner of Payment, Late Charges. All Rent payable by Tenant to the Landlord under this Agreement shall be paid to Landlord at the office of Landlord herein designated by it for notices. Tenant will promptly pay all Rent herein prescribed when and as the same shall become due and payable. Tenant shall pay a "late charge" not in excess of eight percent (8%) of any installment of Rent (or any other charge or payment as may be considered additional rental under this Lease) when paid more than ten (10) days after the due date thereof to cover the extra expense involved in handling delinquent payments. In addition to the eight percent (8%), Tenant agrees to pay any attorney fees incurred by Landlord as a result of the Tenant's delinquent payment for Rent beyond the applicable grace period of ten (10) days.

                  5.  SECURITY DEPOSIT.

          Concurrently with the execution of this Lease, Tenant has deposited with the Landlord the sum of THREE THOUSAND NINE HUNDRED SIXTY-THREE DOLLARS ($3,963.00) (herein called the "Security Deposit") as security for the faithful performance by Tenant of the terms and conditions of this Agreement. Landlord shall have no obligation to account for the Security Deposit except as provided herein, and such Security Deposit may be commingled with Landlord's other funds without any liability to Tenant on account thereof. In the event Tenant defaults in the performance or observance of any of the terms, covenants and conditions of this Agreement, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any installment of Rent or for any such which Landlord may expend or be required to expend by reason of Tenant's default in respect to any of the terms, covenants, and conditions of this Agreement, including any damages or deficiency in the reletting of the Leased Premises. In the case of every such use, application or retention of any such sum, Tenant on demand shall pay to Landlord the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be restored to its original amount. In the event Tenant shall faithfully and fully comply with all of the terms, covenants and conditions of this Agreement, the Security Deposit shall be returned to Tenant at the end of the term and after the delivery of the exclusive possession of the Leased Premises to the Landlord.

                  6.  USE.

                  The Leased Premises are leased to Tenant solely for the purpose of conducting therein a general business office and such use is permitted under the applicable zoning laws for the Building. Tenant shall not use or permit the Leased Premises or any part thereof to be used for any purpose or purposes other than the purpose or purposes for which the Leased Premises are leased. No use shall be made or permitted to be made of the Leased Premises or acts done which will increase the existing rate of insurance on the Building or related areas or cause the cancellation of any insurance policy covering the Building or related areas or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Leased Premises any article which may be prohibited by the standard form of fire insurance policies. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any public or private nuisance or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building. Tenant shall not use the Leased Premises or permit the same to be used in whole or in part for any purpose or use that is deemed to be in violation of any of the laws, ordinances, regulations or rules of any public authority or organization at any time. A judgment of any court of competent jurisdiction, governmental administrative agency or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations or rules in the use of the Leased Premises, shall be deemed to be a conclusive determination of the fact between Landlord and Tenant.

                  7.  COMMON AREA AND FACILITIES.

                  During the term of this Lease, Tenant shall have the right of nonexclusive use, in common with others, of the driveways, footways and parking area provided that such use shall be subject to such rules and regulations as Landlord may from time to time prescribe governing the same; and provided that Landlord shall at all times have full and exclusive control, management and direction thereof. Landlord shall further have the right to police the same; to assign specific parking area for tenants and for visitors; to close temporarily all or any portion of the parking areas as may be required for proper maintenance and/or repair; to change the location, layout and arrangement of parking areas, driveways and footways from time to time; and, to do and perform such other acts in and to such areas as, in the use of its business judgment, the Landlord shall determine to be advisable in order to improve the overall operation and/or make more convenient the use thereof by tenants of the Building.

                  It is understood and agreed by the Tenant that the Landlord shall not employ any security or parking personnel for either the Building or the Leased Premises or furnish any type of system to control the use of parking spaces by either the Tenant, its customers or other third parties. However, in the event that the tenants leasing eighty percent (80%) of the total leasehold premises of the Building request the Landlord to employ any of the aforementioned personnel or systems, Landlord shall provide and employ said personnel or system and the costs thereof shall be borne by the Tenant based on the percentage that Tenant's Leased Premises bears to the total leasehold premises occupied by all tenants of the Building, said costs not deemed by Landlord to be within the definition of "Common Areas Expense" as defined in
Section 8 of this Agreement. In addition, the cost of any reserved parking designations, implemented to control the use of parking spaces by the Tenant or its clients, customers or patients, whether by marking or sign, shall be borne by the Tenant, said costs not deemed by Landlord to be within the definition of "Landlord's operating cost" as defined in Section 8 of this Agreement.

                  8.  COMMON AREAS EXPENSE.

                  Landlord will, subject to the expense adjustment reimbursement provisions described in Section 4.02.1, operate and maintain the common areas and facilities described in Section 7. For the purpose of this Section 8, "Common Areas Expense" shall be those costs of operating and maintaining the common facilities in a manner deemed by Landlord, in its sole discretion, to be reasonable and appropriate and for the best interests of the tenants in the operation of the Building, including, without limitation, the following:

                  (a) All costs and expense of operating, maintaining, repairing, lighting, cleaning, painting, striping, insuring (including liability for personal injury, death and property damage and workmen's compensation insurance coverage personnel), removing snow, ice and debris and/or amortization of machinery and equipment used for such operations; and

                  (b) All costs and expense for the replacement of paving, curbs, walkways, landscaping, drainage and lighting facilities; and

                  (c) All costs and expense of grass cutting, fertilizing, planting, replanting and replacing flowers, shrubs or other exterior decorations within the Building Area; and

                  (d)  Painting and decoration of all common areas; and

                  (e) All other expenses which would be considered as an expense of owning, maintaining, operating or repairing the Building, including a management fee, under sound accounting principles, subject however, to the limitations specified under Section 7 and 12 of this Agreement.

                  9.  REAL ESTATE TAXES.

                  Landlord shall be responsible for and shall pay to each and all appropriate taxing authorities or third parties all taxes as hereinafter defined in this Section. Tenant shall pay, as additional rent, its proportionate share (as defined in Section 4.02.1 of this Agreement) of a sum equal to that percent of the total real property tax bill, including water and sewer benefit charges and assessments, which shall be in excess of the real property taxes assessed against the Building for the fiscal year 2002/2003 in the amount of $27,429.95, which shall be considered the base tax year.

                  "Taxes" shall mean with respect to the Building (including all land, buildings and improvement) all present and future real estate taxes, assessments, ad valorem charges, front foot benefit charges and all other governmental impositions and/or levies, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing. "Taxes shall further mean any advances or escrow deposits paid or made to any taxing authority or third party such as lender on account of any of the foregoing. If during the term of this Lease or any extension thereof the method of taxation prevailing at the commencement of the term of this Lease shall be altered or eliminated so as to cause all or any part of the items listed in the preceding sentences of this paragraph to be replaced or supplemented by a capital levy, tax, imposition or otherwise, on the rents or income received from the Building (provided the tax on such income is not a tax levied on taxable income from all sources generally), then the charge to the Landlord resulting from such modified or replaced method of taxation shall be deemed to be within the definition of "taxes".

                  All reasonable expenses incurred by Landlord (including attorneys' fees and costs) in contesting, appealing and/or negotiating against any increase in taxes or any increase in the assessment of the Building shall be included as an item of taxes for the purpose of computing additional rent due under Section 4.02.1.

                  10.  INSURANCE.

                  Landlord shall maintain at all times during the term of this Agreement the following policies of insurance for the Building, which shall cover the improvements to the Leased Premises, but which shall not include Tenant's personal property located therein:

                  (a)  Fire and extended insurance coverage.

                  (b) Rental insurance, as required by the Landlord's mortgagee or lender.

                  (c) Umbrella liability insurance with maximum coverage of up to Three Million Dollars ($3,000,000.00).

                  (d) Flood insurance, as required by Landlord's mortgagee or lender.

                  (e) Owned and non-owned automobile insurance, as required by Landlord's mortgagee or lender.

                  (f) Any other insurance that may, from time to time, be required by Landlord's mortgagee or lender.

          Tenant shall pay, as additional rent, its proportionate share (as defined in Section 4.02.1 of this Agreement) of a sum equal to that percent of the total insurance bill (as defined herein) which shall be in excess of the insurance charges for the year 2002/2003 in the amount of $4,299.00, which shall be considered the base insurance year.

                  11.  UTILITIES.

                  The respective parties to this Agreement understand and agree that the Tenant shall have separate electrical service for the Leased Premises and shall apply to the appropriate public utility for the electrical services for the Leased Premises and, accordingly, shall be billed directly for all electrical services to the Leased Premises.

                  Tenant shall pay promptly when due the charges for all other utility services rendered or furnished to the Leased Premises (whether by meter or sub-meter), together with all taxes, levies or other charges on such utilities. Tenant charges for water and sewer service (if any) furnished to the Leased Premises shall be a pro rata share of the respective bill for the Building based upon the number of plumbing fixtures located within the Leased Premises. If Tenant defaults in the payment of any such charges or taxes, Landlord may, at its option, pay the same for and on Tenant's account, in which event Tenant shall promptly reimburse Landlord thereof. Landlord will provide and maintain the necessary mains and electrical conduits to bring water and electricity to the premises. Landlord shall under no circumstances be liable to Tenant in damage or otherwise for any interruption in utility services to the Leased Premises caused by the making of any repairs or improvements to the Building or to the Building Area.

                  12.  JANITORIAL SERVICES AND TRASH REMOVAL.

                  Tenant shall provide, at its own expense, such janitorial services as are necessary to maintain the Leased Premises in a sanitary, good and safe condition. It is understood and agreed by the Tenant that the Landlord shall not employ a janitor or furnish janitorial services to either the Building or the Leased Premises. However, Landlord shall provide cleaning and maintenance services for the common areas of the Building as described within the definition of "Common Areas Expense" in Section 8 of this Agreement.

                  13.      RULES AND REGULATIONS.

                  Tenant agrees to be bound by such Rules and Regulations as may be adopted, promulgated and amended by Landlord pertaining to and for the purpose of maintaining and operating the Building and the Building Area in a clean and orderly manner, preserving the safety and good order thereof, and furthering the convenience of welfare of all of the tenants in the Building Area. A copy of these Rules and Regulations may be reasonably amended from time to time by Landlord. Said Rules and Regulations and any reasonable amendments, changes or additions thereto which Landlord may hereafter make are hereby incorporated in this Lease and shall be binding upon Tenant as if fully set forth herein, provided that said Rules and Regulations shall in no way be in conflict with any of the terms and conditions of this Lease. Any amendments or additions to the Rules and Regulations shall be effective upon written notice thereof to Tenant in the manner provided in Section 34 hereof.

                  14.      REPAIRS.

                  Tenant will keep the interior of the Leased Premises, together with all electrical, plumbing and mechanical installations therein, servicing the Leased Premises, in good order and repair and will make all replacements at its own expense. Landlord represents and warrants that all installations are in good working order. Tenant will surrender the Leased Premises at the expiration of the term, or at such other time as it may vacate the premises, in as good condition as when received, excepting depreciation caused by ordinary wear and tear and damage by fire, unavoidable accident, or act of God. Tenant must engage the services of a reputable heating, ventilating and air conditioning company and obtain on an annual basis, a one-year service policy for the heating, ventilating and air conditioning equipment for the Leased Premises, and replacing of filters contained within the equipment on at least a bi-annual basis. Cost of this policy shall be borne by the Tenant and a copy of same must be mailed to Landlord within ten (10) days of occupancy in the initial year of the term of the Lease and ten (10) days after the first day of each and every subsequent year of occupancy during the term of this Lease. If Tenant fails to obtain an annual service policy as herein described, or fails to provide Landlord with a copy of said policy within ten (10) days as required herein, Landlord shall have the right to obtain such policy and charge Tenant for the cost of said policy, said cost to be paid by Tenant as additional rent under this Lease.

                  Tenant will promptly repair at its own expense any damage to the Leased Premises caused by bringing into the premises any property for Tenant's use or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused by Landlord, its agents, employees or contractors; and, in default of such repairs by Tenant, Landlord shall make the same and Tenant agrees to pay the cost thereof to Landlord promptly upon Landlord's demand therefor.

                  Tenant shall be responsible for the maintenance, cleaning and repair of all interior and exterior doors, windows and glass which comprise the Leased Premises.

                  15.      PUBLIC LIABILITY INSURANCE.

                  With respect to the Leased Premises, Tenant will keep in force at its own expense, so long as this Agreement remains in effect, Comprehensive General Liability insurance (providing among other coverages: Blanket Contractual, Personal Injury, Independent Contractors, Products/Completed Operations Hazard, Automobile Liability/Comprehensive Form and Workers' Compensation) with companies and in a form acceptable to Landlord with a minimum of One Million Dollars ($1,000,000.00) of combined single limit general liability coverage, naming both Landlord and Tenant as insured parties; and Tenant will further deposit the policy or policies of such insurance or certificates thereof, with Landlord. If Tenant shall not comply with its covenants made in this Section, Landlord may at its option, cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand. A certificate of insurance with the aforementioned coverage must be issued not later than ten (10) days prior to Tenant, its agents or contractors entering the Leased Premises for occupancy or to prepare the Leased Premises for occupancy. Also, whenever an insurance policy is renewed or a policy issued, Tenant shall immediately cause a "Certificate of Insurance" to be delivered to Landlord.

                  16.      INDEMNITY BY TENANT.

                  Tenant will  indemnify  Landlord and save it harmless from and against any expenses, loss or liability paid, suffered or incurred as the result of any breach by Tenant, Tenant's agents, servants, employees, customers, contractors, visitors or licensees, of any covenant or condition of this Lease, and any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof or any other part of the Building Area, or occasioned wholly or in part by any act or omission of Tenant, Tenant's agents, servants, employees, customers, contractors, visitors or licensees; provided, however, that this indemnification shall not apply to any such injury, loss, damage or liability arising from any omission, fault, negligence or misconduct on the part of the Landlord, its agents, servants, employees, contractors or licensees.

                  17.  FIRE OR OTHER CASUALTY.

                  If the Leased Premises, or any other portion of the Building including areas of ingress and egress, shall, through no fault of Tenant or Tenant's agents, servants, employees, customers, contractors, visitors or licensees, be damaged by fire, the elements, unavoidable accident or other casualty, but the Leased Premises are not thereby rendered untenantable in whole or in part, Landlord shall promptly at its own expense cause such damage to be repaired, and the rent shall not be abated; if by reason of such occurrence, the Leased Premises shall be rendered untenantable only in part, Landlord shall promptly at its own expense cause the damage to be repaired, and the rent meanwhile shall be abated proportionately as to the portion of the Leased
Premises rendered untenantable; if by reason of such occurrence the Leased Premises shall be rendered wholly untenantable, Landlord shall promptly at is own expense cause such damage to be repaired, and the rent meanwhile shall be abated in whole, unless within sixty (60) days after said occurrence Landlord shall give Tenant written notice that it has elected not to reconstruct the destroyed premises in which event, this Agreement and the tenancy hereby created shall cease as of the date of said occurrence, the rental to be adjusted as of such date. All of the above notwithstanding, if Landlord, in its absolute discretion, shall desire, within a reasonable time after the occurrence of any such accident or casualty (even though the Leased Premises may not have been affected by the same) to demolish, rebuild or reconstruct the Building, then, upon written notice from Landlord to Tenant, this Agreement shall terminate on a date to be specified in such notice, and all rent payable hereunder shall be adjusted as of the time of the occurrence of any such accident or casualty.

                  18.  ALTERATIONS BY TENANT.

                  Unless the Landlord shall elect that all or part of any alterations consented to by the Landlord in writing shall remain after expiration of the Lease Term, the Leased Premises shall be restored to their original condition (except as to any part of said alterations which the Landlord shall elect to remain) by the Tenant before the expiration of its tenancy, at its own expense. The original condition shall mean the condition of the Leased Premises as of the commencement of this Lease, ordinary wear and tear excepted. Upon said election by Landlord, any such alterations, improvements, betterments and mechanical equipment, including but not limited to heating and air conditioning systems, shall become the property of the Landlord as soon as they are affixed to the Leased Premises, and all rights, title and interest therein of the Tenant shall immediately cease, unless otherwise agreed to in writing. The Landlord shall have the sole right to collect any insurance for any damage of any kind to any of the improvements placed upon the Leased Premises by the Tenant. If the making of any such alterations, or the obtaining of permits or franchise therefor shall directly or indirectly result in a franchise, minor privilege or other tax or assessment, such tax or assessment shall be paid, immediately upon its levy, by the Tenant.

                  19.      SIGNS.

                  Without the prior written consent of the Landlord, such consent not to be unreasonably withheld, the Tenant covenants and agrees that it will not place or permit any signs, lights, awnings or poles in or about the Leased Premises, nor paint or make any change in, to or on the outside of the Leased Premises, nor do anything on or to the outside of the Leased Premises to change the uniform architecture, paint or appearance of said building. In the event such consent is given, the Tenant agrees to pay any minor privileges or other tax therefore immediately when due.

                  Landlord shall provide at its own cost a wall plaque with the name of Tenant's business and install such plaque on the exterior of the Leased Premises.

                  20.      INGRESS AND EGRESS.

                  The Tenant further covenants and agrees not to pile anything on the sidewalk or parking lot in the front, rear or sides of the Building or block said sidewalk, and not to do anything that directly or indirectly will take away any of the rights of ingress or egress from any other tenant of the Landlord or do anything which will, in any way, change the uniform and general design of any property of the Landlord of which the Leased Premises hereby leased shall constitute a part or unit.

                  21.      LANDLORD'S SIGNS.

                  Intentionally omitted.

                  22.      WATER DAMAGE.

                  The Tenant covenants and agrees that the Landlord shall not be held responsible for and the Landlord is hereby released and relieved from, and forever saved harmless from, any liability by reason of or resulting from damage or injury to person or property of the Tenant or of anyone else, directly or indirectly, caused by (a) dampness or water in any part of the Leased Premises or in any part of any other property of the Landlord or of others and/or (b) any leak or break in any part of the Leased Premises or in any part of any other property of the Landlord or of others or in the pipes of the plumbing or heating works thereof, no matter how caused except in the event of gross negligence by the Landlord.

                  23.      EMINENT DOMAIN.

                  If during the Lease term all or a substantial part of the Leased Premises be taken by eminent domain, this Agreement shall terminate as of, and the Rent shall be apportioned to and abate from and after, the date of taking, and Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For purposes of this Paragraph, "a substantial part of the Leased Premises" shall mean such part thereof that the remainder of the Leased Premises is rendered inadequate and cannot practicably be repaired and improved so as to be made adequate to permit Tenant to carry on its business to substantially the same efficiency as before the taking.

                  If during the Lease term less than a substantial part of the Leased Premises (as hereinabove defined) be taken by eminent domain, this Agreement shall remain in full force and effect according to its terms; and Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord, and Landlord shall at its expense, up to but not in excess of the amount of the award or damages received, promptly make such repairs and improvements as shall be necessary to make the remainder of the Leased Premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking. If, as a result of such taking, any part of the Building is rendered permanently or temporarily unusable, the Annual Rent shall be reduced in an amount as may be fair and reasonable; however, not to exceed forty percent (40%) of the proportion which the Building Area so taken or made unusable bears to the building area space usable by Tenant prior to such taking. If the unuseability is temporary, the rental abatement shall be apportioned from the date of taking to the date when full usability is restored. If the taking shall not render any part of the Building unusable, there shall be no abatement of Rent.

                  For the purpose of this Section, "taking under the power of eminent domain" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award or damages" shall, in the event of such sale or settlement, include the purchase or settlement price.

                  Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property and damages for Tenant's loss of business, business interruption, or removal and relocation.

                  In no event shall a taking of less than ten percent (10%) be deemed a taking of a "substantial part of the Leased Premises".

                  24.      INSPECTION AND ENTRY BY LANDLORD.

                  Tenant will permit, and hereby authorizes Landlord, its agents, employees and contractors to enter the Leased Premises and all parts thereof during business hours and upon reasonable notice to Tenant (or at any time in case of any emergency) to install, inspect, maintain, use, repair, replace, remove and inspect pipes, ducts, conduits and wires passing into, through, above or beneath the Leased Premises for the service to other parts of the Building and to enforce or carry out any provision of this Lease.

                  25.      NO ASSIGNMENTS OR SUBLETTING.

                  Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, without the written consent of Landlord first obtained, which consent will not be unreasonably withheld.
Consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include prohibition against any assignment or subletting by operation of law.

              26. NOTICE OF DEFAULT TO LANDLORD AND MORTGAGEE AND RIGHT TO CURE.

                  If Landlord shall fail to perform any covenant, term or condition of this Agreement required to be performed by Landlord, Tenant shall give, by certified mail, a notice of default to the Landlord, which shall specifically set forth the nature of the nonperformance by the Landlord and shall give the Landlord thirty (30) days within which to cure such default or nonperformance. Said notice of default shall be a condition precedent to the institution by Tenant of any judicial proceedings for nonperformance or default against the Landlord. Tenant agrees to give any mortgagee and/or Trust Deed Holders, by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, of the address of such mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall fail to cure such default within the time provided for in this Lease Agreement, then the mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or Trust Deed Holders has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                  27.      DEFAULT BY TENANT.

                  27.01. Events of Default. Any of the following events shall constitute a default by Tenant:

                         (a)If  the  Rent  shall  be  in   arrears   beyond  the
applicable grace period for same; or

                         (b) If Tenant  shall have  failed to perform  any other
term, condition or covenant of this Agreement on its part to be performed for a period of ten (10) business days after notice of such failure from Landlord; or

                         (c)If the Leased  Premises  are vacant,  unoccupied  or
deserted for a period of fifteen (15) days at any time during the Term by the voluntary acts of Tenant; or

                          (d)If Tenant is  adjudicated  a bankrupt or insolvent
by a court of competent jurisdiction or if any such court enters any order, judgment or decree finally approving any petition against Tenant seeking reorganization, liquidation, dissolution or similar relief or a receiver, trustee, liquidator or conservator is appointed for all or substantially all of Tenant's assets and such appointment be not vacated within twenty (20) days after the appointment, or if Tenant seeks or consents to any of the relief hereinabove enumerated in this subparagraph (d) or files a voluntary petition in bankruptcy or insolvency or makes an assignment of all or substantially all of its assets for the benefit of creditors or admits in writing of its inability to pay its debts generally as they come due or files Articles of Dissolution with the appropriate authority of the place of its incorporation; or

                           (e)If  Tenant's  leasehold  interest  under  this
Agreement is sold under execution, attachment or decree of court to satisfy any debt of Tenant or any lien (including mechanic's lien) against Tenant's leasehold interest.

                    27.02. Landlord's Remedies. In the event of default, Landlord in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

                           (a)To distrain for any Rent in default; and

                           (b)At any time after  default,  without  notice,  to
declare this Agreement terminated and enter the Leased Premises with legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant holding over to the same extent as if this Agreement had not been entered into and Tenant waives any and all provisions for notice under such laws.

                  In the event of such termination, Tenant shall immediately be liable to Landlord for the sum of the following: (i) all Rent then in arrears, without apportionment to the termination date; (ii) all other liabilities of Tenant then accrued under this Agreement; (iii) all of Landlord's costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (iv) the amount by which the Rent, apportioned from the date of termination to the end of the stated term of this Agreement exceeds the then fair rental value of the Leased Premises for such period; and (v) any other damages recoverable by law.

                  27.03. Remedies Cumulative. No mention in this Agreement of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy, or from maintaining any action to which it may otherwise be entitled either at law or equity; and the failure of Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be construed as a waiver of relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect unless the contrary is expressed in writing by Landlord.

                  28.      SUBORDINATION.

                  This Lease shall be subject to and subordinate at all times to the lien of any mortgages and/or deeds of trust now or hereafter made on the Leased Premises and to all advances made or hereafter to be made thereunder. This subordination provision shall be self-operative and no further instrument of subordination shall be required. The Tenant agrees to execute any documents necessary, subsequent to the execution of this Agreement, which are required to effect a subordination.

                  29.      PERFORMANCE BY LANDLORD.

                  If Tenant shall fail to perform any covenant or duty required of it by this Agreement or by law, Landlord shall have the right (but not the duty) to enter the Leased Premises, if necessary, to perform the same with notice (or without notice in the event of an emergency), but the reasonable cost thereof shall be deemed to be additional rent.

                  30.      ASSIGNMENT BY LANDLORD.

                  If Landlord should ever assign this Agreement or the Rent hereunder to a creditor as security for a debt or otherwise, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder to the assignee and give all notices required to be given Landlord hereunder both to Landlord and the assignee and have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and deliver such policies, or certificates thereof, to the assignee.

                  31.  FORECLOSURE.

                  In the event the Leased Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Agreement shall continue in full force and effect and Tenant agrees, upon request, to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as Landlord hereunder.

                  32.      WAIVER.

                  The failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein contained shall not be deemed a waiver of any rights or remedies that the Landlord may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

                  33.      RECORDATION COST.

                  In the event this Agreement or any substitution for this Agreement is recorded, all costs of recordation, including state and county documentary stamp taxes, recordation taxes and transfer taxes imposed thereon shall be borne by the party recording this Agreement.

                  34.      NOTICES.

                  All notices, demands and requests required under this Agreement shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the addresses of Landlord and Tenant first above written unless either of the parties has so notified the other of a change in address, in which case the most recent address shall be used.

                  35.      ESTOPPEL CERTIFICATES.

                  Tenant  agrees at any time  hereafter  upon not less than five
(5) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same is in full force as modified and stating the modifications). Such certificate shall state the dates to which the rent and other charges have been paid in advance, if any, and whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Agreement; if applicable, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Agreement.

                  36.      QUIET ENJOYMENT.

                  If and so long as Tenant pays the Rent and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the Leased Premises, subject, however, to the terms and provisions hereof.

                  37.      TERMINATION.

                  This Agreement and the tenancy hereby created shall cease and terminate at the end of the Lease Term, or any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice had been given.

                  38.      HOLDING OVER.

                  Any holding over after the expiration of the Lease Term by Tenant shall be deemed to be a tenancy from month-to-month and except for the term thereof shall be on the same terms and conditions specified herein, so far as are applicable.

                  39.      NO OPTION.

                  The submission of this Agreement for examination does not constitute a reservation of any option for the Leased Premises, and this Agreement becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

                  40.      ENTIRE AGREEMENT.

                  This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Agreement. No representations, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement can only be modified in writing signed by all of the parties hereto or their duly authorized agents.

                  41.      CORPORATE APPROVAL.

                  If Tenant is a corporation, Tenant shall provide to Landlord, within ten (10) days of its execution of this Agreement, a copy of an executed resolution by its Board of Directors, authorizing the execution of this Agreement and authorizing the individual executing this Agreement to execute said Agreement on behalf of and in the name of the Corporation. If Tenant shall fail to provide the executed resolution within the time period required under this Section, Landlord may, at its option, declare this Agreement to be null and void and of no further force or effect.

           AS WITNESS, the hands and seals of the parties hereto the day and year first above written.

WITNESS:                              LANDLORD:
                                      POT SPRING CENTER LIMITED PARTNERSHIP


Mary Ann B. Owens                     By:/S/Lawrence J. Thanner
-----------------                        -----------------------
                                      Lawrence J. Thanner, Jr., General Partner

WITNESS:                              TENANT:
                                      ELECTROGRAPH SYSTEMS, INC.



Jim Mennie                            By: /S/ Sam Taylor
----------                                ---------------
                                          Sam Taylor, President